                                                       											Exhibit 11


                     The Advest Group, Inc. and Subsidiaries
                   Computation of Net Income Per Common Share


	                 			              For the quarters ended June 30,
                               ----------------------------------------
				                                                  						Assuming
                     			             Primary          	  Full Dilution
In thousands, except           ------------------     -----------------
per share amounts 		        	    1997	     1996	        1997    	  1996
-------------------------------------------------------------------------
Net income		                			$3,363	   $3,085       	$3,363    $3,085

Interest expense
	on debentures, net           		   --    	   --        	   --   	   208
                               ------    ------        ------    ------
Net income applicable
	to common stock		            	$3,363   	$3,085	       $3,363	   $3,293
                               ======    ======        ======    ======

Average number of common
	shares outstanding during
	the period				                 8,559   	 8,443	        8,559	    8,443

Additional shares assuming:
	Exercise of stock options    	   392	      315	          493	      317
	Conversion of debentures	         --   	    --       	    --   	 1,515
                               ------    ------        ------    ------
Average number of common
	shares outstanding		           8,951	    8,758	        9,052	   10,275
                               ======    ======        ======    ======

Net income per common share  		$  .38	   $  .35       	$  .37	   $  .32
                               ======    ======        ======    ======

                                                      											Exhibit 11
								                                                      			(Continued)

               			The Advest Group, Inc. and Subsidiaries
		               Computation of Net Income Per Common Share


                       						     For the nine months ended June 30,
                              ----------------------------------------
                                                         	Assuming
                    		             Primary         	   Full Dilution
In thousands, except          -----------------     -------------------
per share amounts 	          	  1997	     1996	        1997	      1996
-----------------------------------------------------------------------
Net income               					$9,826	   $9,734	     $ 9,826   	$ 9,734

Interest expense
	on debentures, net	          	   --    	   --     	    274 	      624
                              ------    ------      -------    -------
Net income applicable to
	common stock              			$9,826   	$9,734     	$10,100   	$10,358
                              ======    ======      =======    =======

Average number of common
	shares outstanding during
	the period	               			 8,480   	 8,422	       8,480	     8,422

Additional shares assuming:
	Exercise of stock options 	     317	      341	         368	       350
	Conversion of debentures	        --    	   --     	    606	     1,515
                              ------    ------      -------    -------
Average number of common
	shares outstanding		          8,797	    8,763	       9,454   	 10,287
                              ======    ======      =======    =======

Net income per common share	 	$ 1.12   	$ 1.11     	$  1.07	   $  1.01
                              ======    ======      =======    =======





















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